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EXHIBIT 1
                   JOINT FILING AGREEMENT AND POWER OF ATTORNEY

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned. Each of the undersigned hereby appoints Michael R. McCarthy or Richard L. Jarvis, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Schedule 13D and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done.

                                    McCARTHY GROUP, INC., a Nebraska corporation

Date: February 18, 2000             By:  /s/ MICHAEL R. McCARTHY
                                       ------------------------------
                                       Michael R. McCarthy, Chairman

                                         /s/ MICHAEL R. McCARTHY
                                       ------------------------------
                                             Michael R. McCarthy

                                    FULCRUM GROWTH PARTNERS, L.L.C., a Delaware limited liability company

                                    By:      McCARTHY GROUP, INC., a Nebraska
                                             corporation, Managing Member

                                             By: /s/ MICHAEL R. McCARTHY
                                             ------------------------------
                                              Michael R. McCarthy, Chairman